Exhibit 10.14 Amendment 11

ELEVENTH AMENDMENT TO LEASE

THIS ELEVENTH AMENDMENT TO LEASE (this "Eleventh Amendment") is made this 13th day of August, between Spieker Properties, L.P., a California limited partnership, (the "Landlord"), and Siebel Systems, Inc., (the "Tenant").

WHEREAS, Landlord and Tenant entered into a Lease dated August 24, 1994, (as amended, the "Lease"), for those certain premises located at 1900 Powell Street, Emeryville, California (the "Premises"), as more fully described in the Lease. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease; and

WHEREAS, Landlord and Tenant desire to modify the Lease accordingly.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein the parties hereby mutually agree as follows:

  Premises. The Premises shall be increased to include approximately eighteen thousand four hundred fifty six (16,953) square feet of rentable area (the "Expansion Premises"), which Expansion Premises includes a portion of the Building common area and is located on the eleventh (11th) floor of the Building. The Expansion Premises, are approximately as shown on the attached Exhibit A and outlined in red.

  Term. The Term with respect to the Expansion Premises shall commence upon the date which Landlord delivers the Premises to Tenant, which is estimated to be November 14, 1999, but shall be no later than January 21, 2000 (the "Delivery Date") and shall expire on March 31, 2001. Landlord and Tenant hereby agree that Landlord may deliver portions of the Expansion Premises to Tenant when said portions of the Expansion Premises become available. Landlord estimates that it may be able to deliver approximately 2,110 rentable square feet near September 30, 1999. In such case where less than the entire Expansion Premises is delivered to Tenant, the Rent for said portion of the Expansion Premises shall be charged at the same rate per rentable square foot as stated in Paragraph 4 of this Eleventh Amendment. Landlord shall have no liability to Tenant for any damages resulting from any delay in delivering possession of the Expansion Premises to Tenant; provided, however, that Landlord shall make reasonable efforts deliver possession of the Expansion Premises to Tenant as provided herein.

  Occupancy Density. Upon the Delivery Date, the Occupancy Density for the Expansion Premises shall be 123 people.

4. Rent. Base Rent for the Expansion Premises shall be as follows:

Delivery Date through 3/31/01:	Forty-one thousand five hundred twenty-six dollars and no cents ($38,144.25) per month plus operating expenses per Paragraph 4.3 of the Lease over the calendar year 1999.

  Tenant's Proportionate Share. Upon the Delivery Date, Tenant's proportionate share for the Expansion Premises shall be 7.83%. Tenant's Proportionate Share for the Premises, including the Expansion Premises, shall be 34.60%.

  Tenant Improvements. Tenant agrees to accept the Expansion Premises "as is" condition; provided, however, that, pursuant to the terms of Paragraph 6 of Amendment Number Ten to the Lease, shall provide Tenant with a Tenant Improvement Allowance in the amount of $14,071.00. Said Tenant Improvement Allowance shall be disbursed pursuant to the terms and conditions of Paragraph 6 of Amendment Number Ten to the Lease. Upon execution of this Amendment Eleven, the Expansion Option as provided in Paragraph 6 of Amendment Number Ten to the Lease is hereby exercised by Tenant and Tenant shall have no further expansion rights thereunder.

  Extension. Landlord and Tenant hereby agree that the Term of the Lease for the Premises, including the Expansion Premises, which Premises consists of approximately fifty seven thousand nine hundred sixty nine (57,969) square feet of rentable area on the 7th, 8th, and 9th Floors, and a portion of the 10th Floor, is hereby renewed and extended for an additional term of approximately six (6) months, to commence upon the 1st day of October, 2000, and to end on the last day of March, 2001, subject to all of the provisions of the covenants and agreements contained in the Lease.

All other terms and conditions of the Lease shall remain in full force and effect and shall apply to the Premises, including the Expansion Premises.

Except as expressly modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have entered into this Eleventh Amendment as of the date first written above.

LANDLORD: TENANT:

Spieker Properties, L.P., Siebel Systems, Inc.,

a California limited partnership a Delaware corporation

By: Spieker Properties, Inc.

a Maryland corporation

its General Partner

By:_____________________________ By: _____________________

John Winther ______________________

Its: Senior Vice President Its: ______________________